EXHIBIT 99.1

GENESIS ENERGY, L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

TABLE OF CONTENTS

Page
INTRODUCTION TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	1

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2010	2

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010	3

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2009	4

Notes to Pro Forma Condensed Consolidated Financial Statements	5-6

GENESIS ENERGY, L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2010 and the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2009 and the nine months ended September 30, 2010 give effect to the acquisition by Genesis Energy, L.P. (“Genesis”) of Valero Unit Investments, L.L.C., Valero Services, Inc., Valero Energy Corporation (“Valero”)’s indirect 50% equity interest in Cameron Highway Oil Pipeline Company (“Cameron Highway”) and the related assumptions and adjustments described in the notes thereto.  These statements will be referred to as the Unaudited Pro Forma Statements.

Valero’s interest in Cameron Highway was held through two subsidiaries, with Valero CHOPS I, L.P. and Valero CHOPS II, L.P. each holding a 25% interest in Cameron Highway, and Valero CHOPS GP, L.L.C. holding the general partner interest in Valero CHOPS I, L.P. and Valero CHOPS II, L.P.  The limited partner interest in Valero CHOPS I, L.P. and Valero CHOPS II, L.P. was held by another Valero wholly-owned subsidiary.  On November 23, 2010, Genesis acquired Valero CHOPS I, L.P., Valero CHOPS II, L.P., and Valero CHOPS GP, L.L.C., collectively referred to as the “Acquired Entities”.

The balance sheets of the Acquired Entities included, as their only assets, the combined 50% interest in Cameron Highway, reflected using the equity method of accounting. The balance sheets of the Acquired Entities included, as their only liabilities, intercompany balances owed to Valero, which were subject to intercompany debt agreements.  The intercompany obligations were created when Valero loaned funds to the Acquired Entities related to funding one-half of the construction cost of the Cameron Highway crude oil pipeline.  Those Acquired Entities recorded and paid interest to Valero on the intercompany obligations, using funds from distributions from CHOPS to make those payments.  The income statements of the Acquired Entities include such entities’ equity in the earnings of CHOPS and intercompany interest expense charged by Valero.  In the transaction between Genesis and Valero, Valero retained the responsibility for the intercompany obligations; therefore, Genesis only acquired the interests in Cameron Highway and assumed no liabilities in the Acquired Entities.

The Unaudited Pro Forma Statements are based upon the historical unaudited and audited financial statements of Genesis and Cameron Highway.  The ownership interest in Cameron Highway held by the Acquired Entities is presented in these financial statements as an equity method investment and included under the column labeled “Historical 50% Equity Interest in Cameron Highway.”   We do not believe presenting additional information about intercompany obligations between the Acquired Entities and Valero in these financial statements provides any meaningful information as the obligations to Valero were not transferred to Genesis.

The Unaudited Pro Forma Statements of Genesis should be read in conjunction with the audited consolidated financial statements and notes thereto included in Genesis’ Annual Report on Form 10-K for the year ended December 31, 2009, the unaudited consolidated financial statements and notes thereto included in Genesis’ Quarterly Report on Form 10-Q for the nine months ended September 30, 2010, and the audited and unaudited financial statements of Cameron Highway included in this current report on Form 8-K/A.

The Unaudited Pro Forma Statements were prepared assuming that the acquisition by Genesis of the 50% equity interest in Cameron Highway was consummated as of September 30, 2010 for the Unaudited Pro Forma Condensed Consolidated Balance Sheet, and as of January 1 of each period presented for the Unaudited Pro Forma Condensed Consolidated Statements of Operations.  The Unaudited Pro Forma Statements have been prepared based upon assumptions deemed appropriate by Genesis and may not be indicative of actual results.

These Unaudited Pro Forma Statements do not include the effects of the capital restructuring transaction that was completed by Genesis in December 2010.

GENESIS ENERGY, L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2010
(In thousands)

	Historical Genesis	Historical 50% Equity Interest in Cameron Highway	Pro Forma Adjustments		Pro Forma Genesis
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,058		$-	(A)	$3,058
Accounts receivable	169,685				169,685
Inventories	64,581				64,581
Other	13,413				13,413
Total current assets	250,737				250,737
FIXED ASSETS, NET	269,802				269,802
INVESTMENT IN DIRECT FINANCING LEASES, net of unearned income	169,626				169,626
EQUITY INVESTEES AND OTHER INVESTMENTS	14,255	$230,085	$102,378	(B)	346,718
INTANGIBLE ASSETS, net of accumulated amortization	123,315				123,315
GOODWILL	325,046				325,046
OTHER ASSETS, net of accumulated amortization	26,716		6,967	(C)	33,683
TOTAL ASSETS	$1,179,497	$230,085			$1,518,927

LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES:
Accounts payable	$139,603				$139,603
Accrued liabilities	25,733				25,733
Total current liabilities	165,336				165,336

LONG-TERM DEBT:
Senior secured revolving credit facility	426,000		(23,792	)(D)	402,208
Senior unsecured notes			250,000	(E)	250,000
DEFERRED TAX LIABILITIES	14,391				14,391
OTHER LONG-TERM LIABILITIES	5,523				5,523
COMMITMENTS AND CONTINGENCIES

PARTNERS' CAPITAL:
Common unitholders	557,079		110,832	(F)	667,911
General partner	10,608		2,377	(G)	12,985
Cameron Highway partners' capital		$230,085	(230,085	)(H)	-
Total Genesis Energy, L.P. partners' capital	567,687	230,085			680,896
Noncontrolling interest	560		13	(I)	573
Total partners' capital	568,247	230,085			681,469

TOTAL LIABILITIES AND PARTNERS' CAPITAL	$1,179,497	$230,085			$1,518,927

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

GENESIS ENERGY, L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2010
(In thousands, except per unit amounts)

	Historical Genesis	Historical 50% Equity Interest in Cameron Highway	Pro Forma Adjustments		Pro Forma Genesis

REVENUES	$1,499,081				$1,499,081

COSTS AND EXPENSES	1,460,561		$1,440	(J)	1,462,001

OPERATING INCOME	38,520		(1,440)		37,080

Equity in earnings of joint ventures	922	$13,786	(3,078	)(K)	11,630
Interest expense	(13,506)		(15,583	)(L)	(29,089)
Income tax expense	(1,827)				(1,827)
NET INCOME	24,109	13,786	(20,101)		17,794
Net loss attributable to noncontrolling interests	2,082		(1	)(M)	2,081
NET INCOME ATTRIBUTABLE TO GENESIS ENERGY, L.P.	$26,191	$13,786	$(20,102)		$19,875

Net income attributable to Genesis Energy, L.P.
Per common unit:
Basic and Diluted	$0.48				$0.29

Weighted average number of common units outstanding:
Basic	39,573		5,175	(F)	44,748
Diluted	39,589		5,175	(F)	44,764

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

GENESIS ENERGY, L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2009
(In thousands, except per unit amounts)

	Historical Genesis	Historical 50% Equity Interest in Cameron Highway	Pro Forma Adjustments		Pro Forma Genesis

REVENUES	$1,435,360				$1,435,360

COSTS AND EXPENSES	1,413,989		1,920	(J)	1,415,909

OPERATING INCOME	21,371		(1,920)		19,451

Equity in earnings of joint ventures	1,547	$18,256	(4,104	)(K)	15,699
Interest expense	(13,660)		(20,832	)(L)	(34,492)
Income tax expense	(3,080)				(3,080)

NET INCOME	6,178	18,256	(26,856)		(2,422)

Net loss attributable to noncontrolling interests	1,885		(1	)(M)	1,884
NET INCOME ATTRIBUTABLE TO
GENESIS ENERGY, L.P.	$8,063	$18,256	$(26,857)		$(538)

Net income attributable to Genesis Energy, L.P.
Per common unit:
Basic and Diluted	$0.51				$0.26

Weighted average number of common units outstanding:
Basic	39,471		5,175	(F)	44,646
Diluted	39,603		5,175	(F)	44,778

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

GENESIS ENERGY, L.P.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except where otherwise indicated, or amounts per unit)

Note 1.  Acquisition of 50% Equity Interest in Cameron Highway

On October 22, 2010, Genesis entered into a Purchase and Sale Agreement with Valero.  On November 23, 2010, Genesis completed the acquisition of Valero’s 50% equity interest in Cameron Highway, a joint venture that owns and operates a 380-mile crude oil pipeline in the Gulf of Mexico.  Enterprise Products Partners, L.P. owns the remaining 50% interest in, and operates, the joint venture.

The consideration for this acquisition consisted of $330 million of cash, subject to certain purchase price adjustments to be determined approximately 90 days after closing of the transaction.  For purposes of these pro forma financial statements, that purchase price adjustment has been estimated to be $2.4 million.

To fund the acquisition, Genesis issued $250 million of senior unsecured notes and sold common units in a public offering of common units..  Total net proceeds from the issuance of notes, net of underwriting and other fees was $243 million.  Total net proceeds from an offering of 5,175,000 common units at $23.58 per unit, after deducting underwriting discounts and commissions and estimated offering expenses and including our general partner’s proportionate capital contribution to maintain its 2% general partner interest, were approximately $119 million.  The funds obtained from the equity issuance in excess of the amount needed to close the transaction were used to repay amounts owed on Genesis’ revolving credit facility.

The estimated direct transaction costs total to $5.6 million and consist primarily of legal fees and other external costs related directly to the acquisition.  These transactions were charged to expense and are reflected in the Pro Forma Balance Sheet as a reduction of partners’ capital.

Note 2.  Pro Forma Adjustments

The following adjustments are included in the Unaudited Pro Forma Condensed Consolidated Statements of Operations and the Unaudited Pro Forma Condensed Consolidated Balance Sheet to reflect the estimated impact of the acquisition on the historical combined results of Genesis and the Acquired Entities.

(A)	Adjustment includes:

•
$2,503 of cash received from Genesis Energy, LLC, our general partner, as its proportionate general partner contribution and its proportionate general partner interest in our subsidiary operating partnership.

•	$243,033 of cash received from issuance of senior unsecured notes, net of issuance costs, used to fund a portion of the acquisition cost.
•	$116,348 of cash received from issuance of common units, net of offering costs.
•	$332,463 of cash used for the acquisition.
•	$5,629 of cash used for payment of direct transaction costs related to the acquisition.
•
$23,792 of cash received in the equity offering, in excess of cash needed for the transaction and related costs, that was used to reduce outstanding balances on Genesis’ existing senior secured revolving credit facility.

(B)	Adjustment to reflect the excess of the purchase price over Genesis’ fifty (“50”) percent share of Cameron Highway’s partners’ capital.

(C)	Adjustment to reflect costs incurred related to the issuance of senior unsecured notes. This amount will be amortized to interest expense over the eight year period until the maturity of the notes.

(D)	Adjustment to reflect the use of excess proceeds from the sale of common units to reduce the outstanding balance on Genesis’ existing senior secured revolving credit facility

(E)	Adjustment to reflect the issuance of senior unsecured notes to partially fund the acquisition. We issued $250 million of notes with an interest rate of 7.875%. Interest is payable semi-annually.

(F)	Adjustment to reflect:

•	The issuance of 5,175,000 common units at $23.58 per unit for a total of $116,852, net of $504 of issuance costs.
•	The common unitholders’ portion (98%) of the $5,629 of direct transaction costs related to the acquisition, or $5,516.

The common units sold in the public offering impact our calculation of basic and diluted earnings per unit.

(G)	Adjustment to reflect:

•	The contribution of $2,490 from our general partner to maintain its capital account balance, as required under our partnership agreement.
•	The general partner’s portion (2%) of the $5,629 of direct transaction costs related to the acquisition, or $113.

(H)	Adjustment to eliminate the 50 percent interest in Cameron Highway’s partners’ capital as is appropriate in the preparation of such pro forma financial statements.

(I)	Adjustment to reflect the proportionate general partner interest in our subsidiary operating partnership.

(J)	Adjustment to reflect incremental insurance expense incurred as a result of the acquisition. Each partner in Cameron Highway is responsible for providing its own insurance coverage.

(K)
Adjustment to reflect the amortization of the excess of Genesis’ investment over its share of partners’ capital of Cameron Highway.  Genesis paid $102.4 million more for its interest in Cameron Highway than its share of partners’ capital on the balance sheet of Cameron Highway at the date of the acquisition.  This excess amount of the purchase price over the equity in Cameron Highway is being amortized using the straight-line method over the remaining useful live of the assets of Cameron Highway of approximately twenty-four years.

(L)	Adjustment to increase interest expense for the additional borrowing in connection with the acquisition as if the acquisition had occurred at the beginning of the period.

(M)	Adjustment to reflect the noncontrolling interest in the net income of Genesis as a result of the acquisition and the pro forma adjustments noted.